Exhibit 21.1

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization

Hologic Hitec Imaging GmbH	Germany

BioLucent, LLC	Delaware

Cruiser, Inc.	Delaware

Hologic (Australia) Pty Ltd.	Australia

Hologic Canada Limited	Canada

Cytyc Cayman Limited	Cayman Islands

Cytyc Corporation	Delaware

Cytyc Development Company LLC	Delaware

Hologic Netherlands B.V.	Netherlands

Hologic Europe Middle East and Africa, S.A.	Switzerland

Hologic Switzerland SARL	France

Hologic Deutschland, GmbH	Germany

Hologic Asia Pacific Limited	Hong Kong

Hologic Iberia, S.L.	Spain

Cytyc Interim, Inc.	Delaware

Cytyc International, Inc.	Delaware

Hologic Italia S.r.l.	Italy

Cytyc Limited Liability Company	Delaware

Cytyc Prenatal Products Corp.	Delaware

Cytyc Securities Corporation	Massachusetts

Hologic Suisse SA	Switzerland

Cytyc Surgical Products II, Limited Partnership.	Massachusetts

Cytyc Surgical Products III, LLC	Delaware

Cytyc Surgical Products Limited Partnership	Massachusetts

Direct Radiography Corp.	Delaware

Hologic Asia Limited	Hong Kong

Hologic España S.A.	Spain

Hologic N.V.	Belgium

Hologic France SA	France

Hologic International Holdings B.V.	Netherlands

Hologic Investment Corp.	Massachusetts

Hologic Limited Partnership	Massachusetts

Hologic Surgical Products Costa Rica S.A.	Costa Rica

Hologic (UK) Limited	England and Wales

Interlace Medical, Inc.	Delaware

R2 Technology Canada, Inc.	Canada

SST Merger Corp.	Delaware

Sentinelle Medical Inc.	Canada

Sentinelle Medical USA Inc.	Nevada

Suros Surgical Systems, Inc.	Delaware

Subsidiaries of Hologic	Jurisdiction of Incorporation or Organization

Third Wave Technologies, Inc.	Delaware

Third Wave Agbio Inc.	Delaware

Hologic Japan, Inc.	Japan

Navigation Three Limited	Hong Kong

TCT International Co., Ltd.	British Virgin Islands

Beijing Century Aikang Technology Co., Ltd.	China

TCT Medical (Beijing) Clinical Test Institute	China

Huaxia Likang (Beijing) Technology Co., Ltd.	China

Hangzhou Zuanbai Technology Co., Ltd	China

Hologic TCT Technologies Co., Ltd.	China

Mingwood Biotechnology Co., Ltd.	China

Century Likang (Beijing) Co., Ltd.	China

Beijing TCT Medical Technology Co., Ltd.	China

Jiangsu Kang Ke Medical Devices Co., Ltd.	China

Zheng Zhou Yong Run Medical Devices Co., Ltd.	China

Beijing Healthcome Technology Co., Ltd.	China

Hologic (China) Enterprise Management Consulting Co., Ltd.	China

Gen-Probe Incorporated	Delaware

Gen-Probe GTI Diagnostics Holding Company	Delaware

Gen-Probe Holdings, Inc.	Delaware

Gen-Probe International, Inc.	Delaware

Gen-Probe Prodesse, Inc.	Wisconsin

Gen-Probe Sales & Service, Inc.	Delaware

Gen-Probe Australia Pty Limited	Australia

Gen-Probe Czech Republic s.r.o.	Czech Republic

Gen-Probe Denmark ApS	Denmark

Gen-Probe Deutschland GmbH	Germany

Gen-Probe France SAS	France

Gen-Probe Italia S.r.l.	Italy

Gen-Probe Life Sciences Ltd.	United Kingdom

Gen-Probe Netherlands B.V.	Netherlands

Gen-Probe Sweden AB	Sweden

Gen-Probe UK Limited	United Kingdom

Gen-Probe GTI Diagnostics, Inc.	Wisconsin

Gen-Probe Transplant Diagnostics, Inc.	Delaware

Food DNA Services Limited	United Kingdom

Tepnel Biosystems Limited	United Kingdom

Tepnel Diagnostics Limited	United Kingdom

Tepnel Medical Limited	United Kingdom

Tepnel Scientific Services Limited	United Kingdom

Wildlife DNA Services Limited	United Kingdom

Molecular Light Technology Limited	United Kingdom

GTI Diagnostics GmbH	Germany

Gen-Probe GTI Diagnostics K.K.	Japan

Gen-Probe Belgium BVBA	Belgium

Bioanalysis Limited	United Kingdom

Gen-Probe Cardiff Ltd.	United Kingdom